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                                                                     EXHIBIT L.1



VEDDER PRICE





                                               VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                                               222 NORTH LASALLE STREET
                                               CHICAGO, ILLINOIS 60601
                                               312-609-7500
                                               FACSIMILE: 312-609-5005


                                               A PARTNERSHIP INCLUDING VEDDER,
                                               PRICE, KAUFMAN & KAMMHOLZ, P.C.
                                               WITH OFFICES IN CHICAGO, NEW YORK
                                               CITY AND LIVINGSTON, NEW JERSEY






                                               November 6, 2002



Nuveen North Carolina Dividend Advantage Municipal Fund 3
333 West Wacker Drive
Chicago, Illinois 60606

    Re: Nuveen North Carolina Dividend Advantage Municipal Fund 3 Municipal Auction Rate Cumulative Preferred Shares to be Issued Pursuant to the Underwriting Agreement (File Nos. 333-100222; 811-21158)
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Ladies and Gentlemen:

         We are acting as counsel to Nuveen North Carolina Dividend Advantage Municipal Fund 3, a Massachusetts business trust (the "Fund"), in connection with the Fund's filing of a registration statement on Form N-2 (the "Registration Statement") with the Securities and Exchange Commission covering the registration and proposed issuance of up to 1,120 shares of its Municipal Auction Rate Cumulative Preferred Shares, Series W, liquidation preference of $25,000 per share (the "Shares"). In that capacity, we have examined such corporate records, certificates and other documents, and have made such other factual and legal investigations as we have deemed necessary and appropriate for the purposes of this opinion. Insofar as this opinion pertains to matters governed by the laws of the Commonwealth of Massachusetts, we are relying, with your consent, solely upon the opinion of Bingham McCutchen LLP dated November 6, 2002, which opinion is satisfactory in substance and form to us.

         We have assumed that the Registration Statement, the underwriting agreement relating to the Fund's Shares and the Statement Establishing and Fixing the Rights and Preferences of Municipal Auction Rate Preferred Shares (the "Statement") relating to the Fund's Shares will be duly completed, executed and delivered and in accordance with the resolutions of the Trustees attached to a Certificate of the Secretary of the Fund, certifying as to, and attaching copies of, the Fund's Declaration of Trust ("Declaration"), Statement, By-Laws, and certain resolutions adopted by the Trustees of the Fund and that the Statement will be duly filed with the Office of the Secretary of the Commonwealth of Massachusetts.

         Based upon the foregoing, it is our opinion that:

         (1) The Fund is duly established and validly existing under the Fund's Declaration and the laws of the Commonwealth of Massachusetts as a voluntary association

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VEDDER PRICE

Nuveen North Carolina Dividend Advantage Municipal Fund
November 6, 2002
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                  with transferable shares of beneficial interest commonly
                  referred to as a "Massachusetts business trust."

         (2) The Shares, when issued and sold in accordance with the Fund's Declaration, Statement and By-Laws and for the consideration described in the Underwriting Agreement, will be legally issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of the Fund may under certain circumstances be held personally liable for its obligations.

         We hereby consent to the filing of this opinion as Exhibit l.1 to the Registration Statement and to the reference to us under the caption "Legal Opinions" in the prospectus contained in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations thereunder.

                                               Very truly yours,



                                               Vedder, Price, Kaufman & Kammholz

COK/JTB